LOCKUP AGREEMENT

THIS AGREEMENT (this "Agreement") is made and entered as of November 18, 2011 by and between High Plains Gas, Inc., a Nevada corporation ("HPGI") and the undersigned shareholders of HPGI (“HPGI Shareholders”).

RECITALS

NOW, THEREFORE, the parties hereto agree as follows:

1.

Intent of Parties.  The HPGI Shareholders acquired their shares of HPGI reflected opposite each of their names below (the “HPGI Shares”) in connection with the acquisition of Miller Fabrication, L.L.C. by High Plains.  It is the intent of HPGI and the HPGI Shareholder that the HPGI Shares shall be freely transferable except as provided in this Agreement or otherwise as required by applicable Federal and State securities laws and regulations.

2.

Restriction Period.  For a period of twenty four months from the date of acquisition of the HPGI Shares, the HPGI Shareholders shall not sell, transfer, assign, convey, donate, pledge, encumber, alienate, or in any way dispose of (collectively "Sell") any of the HPGI Shares or any portion, right or interest therein, except in compliance with the terms and conditions of this Agreement.  Any purported or attempted transfer or assignment, whether voluntary or involuntary, of any HPGI Shares in the Company in violation of this Agreement shall be null and of no legal effect.

3

Schedule Permitted Transfers.  Notwithstanding any provisions of this Agreement to the contrary, each of the HPGI Shareholders shall be permitted to Sell (each, a "Permitted Sale"):  On the date which is six months after issuance and deliver of the HPGI Shares, upon compliance with, preparation, filing and clearing of appropriate documents required under Rule 144, and on the first date of each month thereafter until the date of termination of this Agreement, each of the HPGI Shareholders shall permitted to sell the greater of (i) 25,000 shares per day or (i) that number of shares calculated by the total of 5% of the prior days trading volume (i.e., if the prior days trading volume is 1,000,000 shares, then the HPGI Shareholders shall collectively be entitled to sell 50,000 shares on that day).  The HPGI Shareholders acknowledge that no sales may occur at a posted bid price on the stock.

4.

Representations and Warranties of HPGI Shareholders.  Each of the HPGI Shareholders represents and warrants to and agrees with HPGI and the other HPGI Shareholders that:

(a)  This Agreement has been duly authorized, executed and delivered by such HPGI Shareholder.  This Agreement constitutes the valid, legal and binding obligation of such HPGI Shareholder, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally; and

(b)  The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which such HPGI Shareholder is party, or violate any order, applicable to such Finder, of any court or federal or state regulatory body or administrative agency having jurisdiction over Finder or over any of its property, and will not conflict with or violate the terms of such HPGI Shareholders’ current employment.

5.

Representation, Warranties, Covenants and Agreements of HPGI.  HPGI represents, warrants, covenants to and agrees with the HPGI Shareholders that:

(a)  This Agreement has been duly authorized, and executed by HPGI.  This Agreement constitutes the valid, legal and binding obligation of HPGI, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

(b) HPGI has been duly organized and is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation and has all requisite power and authority to conduct its business.

6.

Parties. This Agreement shall inure to the benefit of and be binding upon HPGI and the HPGI Shareholders, and their respective affiliates, officers, directors, registered representatives, employees and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement.

7.

Attorney's Fees.  If any party fails to perform any of its obligations hereunder, or if a dispute arises concerning the meaning of interpretation of any provision of this Agreement, the defaulting party or the party not prevailing such in dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights under, including, without limitation, court costs and reasonable attorneys' fees.

8.

Governing Law and Supersession.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada and shall supersede any previous agreements, written or oral, expressed or implied, between the parties relating to the subject matter hereof.

9.

Notices.  All notices or other communications hereunder shall be in writing and shall be deemed given when delivered personally or (1) day after being transmitted via facsimile to the corresponding facsimile number below; or (1) day after being sent via overnight mail; or three (3) days after being mailed by first class registered or certified mail, return receipt requested, addressed to each of the parties as set forth on the signature page hereto.

10.

No Partnership; Survival or Representations.  Nothing herein contained shall be construed to constitute an association, partnership, unincorporated business or any other entity between HPGI and the HPGI Shareholders.

11.

Validity of Agreement.  The invalidity of any portion of this Agreement shall not affect the validity of the remainder thereof.

12.

Entire Agreement.  This Agreement, together with the Option Agreement, constitutes the entire agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter of this Agreement.  No amendment or addition to, or modification of, any provision contained in this Agreement shall be effective unless fully set forth in writing signed by all of the parties hereto.

13.

Further Assurances.  Each of the parties hereto agrees on behalf of such party, his or its successors and assigns, that such party will, without further consideration, execute, acknowledge and deliver such other documents and take such other action as may be necessary or convenient to carry out the purposes of this Agreement.

14.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

"HPGI"

High Plains Gas, Inc., a Nevada corporation

By:__________________________________

Brandon W. Hargett, Chief Executive Officer

"HPGI Shareholders"

Ty Miller (up to 20,000,000 shares pursuant to options)

__________________________________

Address:

______________________

______________________

Phone:_________________

Fax:___________________

Levi Miller (up to 20,000,000 shares pursuant to options)

__________________________________

Address:

______________________

______________________

Phone:_________________

Fax:___________________

Eric Jessen (up to 20,000,000 shares pursuant to options)

__________________________________

Address:

______________________

______________________

Phone:_________________

Fax:___________________